Exhibit 4.1

PIPELINE BIOMEDICAL HOLDINGS, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

OF

MAKO SURGICAL CORP.

All capitalized terms not defined herein shall have the meanings ascribed to such terms in Annex A attached hereto.

MAKO Surgical Corp., a Delaware corporation (“Subscriber”) hereby agrees as follows:

1.                   Subscription and Credit; Consideration.

(a)                 Subscriber hereby irrevocably subscribes (“Subscription”) for and agrees to purchase 1,137,513 shares (the “Shares”) of common stock, par value $0.01 per share (“Company Common Stock”), in the aggregate, of Pipeline Biomedical Holdings, Inc., a New Jersey corporation (the “Company”), at a per share price of $3.956 (the “Per Share Price”) for the aggregate amount of $4,500,000 payable in shares of MAKO Common Stock (as defined in Section 1(c) below) (the “Aggregate MAKO Subscription Amount”) on the terms and conditions described in this Subscription Agreement, the Shareholders Agreement of the Company dated as of February 16, 2011 attached hereto as Exhibit A (the “Shareholders Agreement”), and the Stock Redemption Agreement between the Company and Subscriber attached hereto as Exhibit B (the “Stock Redemption Agreement”).

(b)                 Subscriber hereby adopts, accepts and agrees to be bound by all of the terms and provisions of this Subscription Agreement, the Shareholders Agreement and the Stock Redemption Agreement.

(c)                 Subscriber shall tender at the Common Stock Closing (as defined below) two completed and executed copies of this Subscription Agreement (including the Investor Questionnaire attached hereto as Annex B), two executed copies of the Joinder Agreement to Shareholders Agreement attached hereto as Exhibit C (the “Joinder Agreement”), and two executed copies of the Stock Redemption Agreement, and shall pay the Aggregate MAKO Subscription Amount by issuing and delivering to the Company at the Common Stock Closing (as defined below) such number of shares of the common stock of Subscriber, par value $0.001 per share (“MAKO Common Stock”), that have an aggregate fair market value equal to $4,500,000 based on the average closing price as quoted on the NASDAQ Stock Market (“NASDAQ”) for the five trading days up to and including the date of the Common Stock Closing.

(d)                 On or about the date hereof, the Company is entering into subscription agreements with certain of its shareholders for an aggregate of 758,342 shares of the Company Common Stock, at a per share price of $3.956 for the aggregate cash amount of $3,000,000 (the “Aggregate Common Subscription Amount”). The Company Common Stock shall be issued at a closing (the “Common Stock Closing”) anticipated to occur on or about November 12, 2012. The Aggregate Common Subscription Amount and the Aggregate MAKO Subscription Amount shall be used by the Company to fund its ongoing operations and general corporate purposes and in accordance with the business plan approved by the Company’s Board (the “Business Plan”). The Company intends to seek to sell, on or before December 31, 2012, up to an additional 505,561 shares of Company Common Stock for the aggregate cash amount of $2,000,000, which would be used by the Company for the same purposes.

(e)                 Subscriber shall tender at the Common Stock Closing shares of MAKO Common Stock (the “Aggregate Credit Amount”) that have an aggregate fair market value equal to $2,500,000 based on the average closing price as quoted on NASDAQ for the five trading days up to and including the date of the Common Stock Closing which shall be applied as a credit for Subscriber pursuant to that certain Strategic Alliance Agreement, by and between Subscriber and Company, as amended on November 7, 2012, under certain circumstances described therein.

2.                   Acceptance of Subscription.

(a)                 Subscriber acknowledges and agrees that this Subscription is contingent upon the Company’s acceptance, and that the Company, in its sole and absolute discretion, can reject this Subscription, but only in its entirety, at any time prior to the Common Stock Closing. If this Subscription is accepted, Subscriber shall be bound by and agrees to all of the terms of this Subscription Agreement, the Shareholders Agreement and the Stock Redemption Agreement. The Company’s acceptance of this Subscription will be evidenced by the Company’s execution of this Subscription Agreement at the Common Stock Closing (such date of acceptance and countersignature by the Company as indicated on the executed acceptance portion of the signature page being hereinafter referred to as the “Effective Date”). Execution of this Subscription Agreement by Subscriber constitutes an irrevocable offer by Subscriber to acquire the Shares and to pay the Aggregate MAKO Subscription Amount, and Subscriber cannot cancel or terminate this Subscription Agreement or any of the agreements of Subscriber contained in this Subscription Agreement, the Shareholders Agreement or the Stock Redemption Agreement, for any reason without the written consent of the Company.

(b)                 The Company acknowledges and agrees that Subscriber’s disclosure of information regarding the Company, this Subscription Agreement, the Shareholders Agreement or the Stock Redemption Agreement in any Subscriber SEC Document filed by Subscriber before or after the date hereof is permitted by, and shall not constitute a breach of, Section 4.02 of the Shareholders Agreement.

3.                   Representations and Warranties of Subscriber. Subscriber makes the following representations, warranties and covenants, all of which shall be true and correct as of the Effective Date and all of which shall be relied on by the Company as of the Effective Date.

(a)                 Subscriber has received a copy of the Financial Statements (as hereinafter defined) and has carefully reviewed and understands all of the terms and provisions of this Agreement. Subscriber has consulted Subscriber's legal, tax and financial advisors with respect to the Shares and this Agreement.

(b)                 Subscriber acknowledges and understands that representatives of the Company have been made available to Subscriber, prior to this Subscription, and that Subscriber has had the opportunity to ask questions of and receive answers from such representatives concerning the terms and conditions of this Subscription, and to obtain additional documents and information that Subscriber believes is necessary or to evaluate the merits and risks of an investment in the Company, or otherwise relative to the financial data and business (current and proposed) of the Company.

(c)                 The offering of the Shares is being made in reliance upon the availability of an exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”). Subscriber hereby represents that Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (and such Subscriber understands the meaning of the definition “accredited investor” given thereunder). Subscriber acknowledges that the Company is relying on Subscriber’s representations set forth in this Subscription Agreement, and that the availability of such exemptions is dependent, in part, upon the truth of Subscribers representations made herein.

(d)                 All information provided by Subscriber to the Company, including, without limitation, the information set forth in the Investor Questionnaire attached as Annex A to this Subscription Agreement which has been fully completed by Subscriber and returned to the Company, is true, accurate and complete in all material respects. If any change in such information occurs prior to the closing of this subscription, Subscriber will promptly furnish in writing to the Company such changed information.

(e)                 Subscriber, in making a decision whether to purchase the Shares, has not relied on any representations or warranties, oral or otherwise, of any representative of the Company or of any Person acting as a representative of the Company other than as set forth in this Agreement. Without limiting the foregoing, Subscriber recognizes that any information furnished to Subscriber by the Company does not constitute investment, accounting, legal or tax advice.

(f)                 Subscriber, together with its purchaser representatives (if any), has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. Subscriber is aware that the purchase of the Shares is highly speculative and involves a high degree of risk. Subscriber is able to bear the economic risk of its investment, and has no need for liquidity in the investment in the Company. Subscriber is able to hold the Shares for an indefinite period of time and to suffer a complete loss of Subscriber’s investment. Subscriber has been apprised as to the current and proposed business and operations of the Company by the Company and is experienced in evaluating and investing in similar companies. Subscriber is knowledgeable and experienced with respect to the financial, tax and business aspects relating to the Shares.

(g)                 Subscriber has consulted with Subscriber's professional, tax, accounting, legal and financial advisors with respect to the federal, state, local and foreign (if applicable) income tax consequences of Subscriber’s participation as a shareholder of the Company and the suitability of an investment in the Company given Subscriber’s particular tax and financial situation, and has determined that the purchase of the Shares is a suitable investment for Subscriber.

(h)                 Subscriber acknowledges and understands that the Shares have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold, transferred, pledged or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available and the Company receives an opinion of legal counsel from Subscriber, in form and substance satisfactory to the Company, that the transfer is exempt from registration. Subscriber also acknowledges and understands that the Shareholders Agreement contains provisions restricting the sale or other transfer of the Shares. The certificate(s) representing the Shares will bear a legend stating the foregoing restrictions. The Company is under no obligation to register the Shares under any circumstances or to make any exemption from registration available under the Securities Act or any applicable state securities law, at Subscriber’s expense or otherwise. There is no public or other market for the Shares and it is not anticipated that a market will develop. The Company does not anticipate that the Shares will be registered under the Securities Exchange Act of 1934 (the “Exchange Act”) or listed on any securities exchange. Accordingly, Subscriber acknowledges and understands that Subscriber may be required to retain ownership of the Shares, and bear the economic risk of Subscriber’s investment, for an indefinite period.

(i)                 Subscriber is purchasing the Shares solely for Subscriber’s own account, for investment and without a view towards resale or distribution thereof, and Subscriber does not have, and has no plans to enter into, any contract, undertaking, agreement or arrangement for any such purpose.

(j)                 The Shares were not offered to Subscriber, and Subscriber did not become aware of the offering of the Shares, by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invested by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

(k)                 Subscriber represents that Subscriber received the Financial Statements in the jurisdiction listed as the principal address of Subscriber set forth on the Investor Questionnaire. All offers or solicitations of or for the Shares were made to Subscriber at that address or elsewhere within that jurisdiction; no offers or solicitations were made to Subscriber in any other jurisdiction; and Subscriber executed and returned this Subscription Agreement within and from that jurisdiction.

(l)                 Subscriber understands that the Shares have not been reviewed, approved or recommended by the United States Securities and Exchange Commission, or any state securities commission or regulatory authority, nor has any such agency confirmed the accuracy or determined the adequacy of the Shares.

(m)                 The execution, delivery and performance by Subscriber of this Subscription Agreement, the Joinder Agreement and the Stock Redemption Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational/charter documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it. This Subscription Agreement, the Joinder Agreement and the Stock Redemption Agreement each constitutes a valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and by general principles of equity.

(n)                 Subscriber is not purchasing the Shares with funds that constitute, directly or indirectly, the assets of an “employee benefit plan” (as such term is defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Title I of ERISA, or assets of a plan or individual retirement account or annuity subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended.

(o)                 The shares of MAKO Common Stock to be tendered to the Company at the Common Stock Closing (collectively, the “MAKO Shares”) have been duly authorized and, when issued to the Company, will be validly issued, fully paid and non-assessable to the Company free and clear of any Liens, claims, transfer restrictions or other encumbrances, except for restrictions on transfer provided for herein and in the Shareholders Agreement or under the Securities Act or other applicable securities laws. Subscriber shall cause the MAKO Shares to be registered with the Securities and Exchange Commission (the “SEC”) and NASDAQ within two Business Days of issuance, the result of which shall be that the MAKO Shares will be available for resale without restriction.

(p)                 Subscriber has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “Subscriber SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Subscriber SEC Documents complied as to form and content in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as amended, and the rules and regulations of the SEC thereunder applicable to such Subscriber SEC Documents.

(q)                 Subscriber shall be the record and beneficial owner of the Shares.

(r)                 Subscriber is not prohibited from investing in the Company pursuant to applicable United States or foreign anti-money laundering, anti-terrorist and asset control laws, rules or orders (e.g., USA Patriot Act of 2001).

(s)                 Subscriber is not a financial institution subject to the anti-money laundering program requirements of the USA Patriot Act of 2001, and is NOT acting on behalf of one or more clients in connection with this subscription.

(t)                 Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

4.                   Representations and Warranties of the Company. The Company makes the following representations, warranties and covenants, all of which shall be true and correct as of the Effective Date and all of which shall be relied on by Subscriber as of the Effective Date:

(a)                 Organization; Subsidiaries. The Company and each Company Subsidiary is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the state of its incorporation or formation and jurisdictions of qualification. The Company and each Company Subsidiary has all requisite corporate or other entity power and authority to own, license and operate its properties, to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Subscription Agreement, the Joinder Agreement and the Stock Redemption Agreement and to perform its obligations hereunder and thereunder.

(b)                 Capitalization of the Company and the Company Subsidiaries.

(i)                 The authorized capital stock of the Company consists solely of: (A) 10,000,000 shares of Company Common Stock, of which 5,416,707 shares are issued and outstanding, prior to giving effect to the issuance of shares issuable pursuant to this Subscription Agreement and the Subscriptions Agreements of the current Shareholders of the Company; and (B) no shares of Company Common Stock are reserved for issuance in respect of issued and outstanding Rights. No shares of Company Common Stock are held in the treasury of the Company. There are no Rights issued or outstanding for Equity Interests of the Company. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(ii)                 Each Company Subsidiary is wholly owned by the Company or another Company Subsidiary and no Rights in respect of the Equity Interests of any Company Subsidiary has been granted in respect of any Company Subsidiary. All of the issued and outstanding Equity Interests of each Company Subsidiary have been duly authorized, validly issued, fully paid and are non-assessable and are owned directly or indirectly by the Company or another Company Subsidiary, free and clear of all Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such Equity Interests.

(iii)                 At the closing of this Subscription, after giving effect to the transactions contemplated to occur at or prior to closing hereunder, no Rights will be or become exercisable or exchangeable for, convertible into, or otherwise give its holder any right to acquire any Equity Interests of the Company or any Company Subsidiary except for Rights described in and permitted pursuant to the Shareholders Agreement.

(iv)                 Each Subsidiary of the Company is set forth on Schedule 4(b) annexed hereto. Except for the Company Subsidiaries and MAKO (effective upon receipt by the Company of the MAKO Shares), neither the Company nor any Company Subsidiary controls directly or indirectly or has any direct or indirect Equity Interests, Rights or equity participation in any corporation, partnership, trust, or other business association and there is no other party with respect to which (A) the Company or any Company Subsidiary may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned in such party (if any) or (B) the Company or any Company Subsidiary may be liable under any circumstances for the payment of additional amounts with respect to its interest in such party, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise.

(c)                 Authorization; No Conflicts. The execution and delivery by the Company of this Subscription Agreement, the Joinder Agreement and the Stock Redemption Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Subscription Agreement has been duly executed and delivered by the Company and this Subscription Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery by the Company of this Subscription Agreement, the Joinder Agreement and the Stock Redemption Agreement does not and the consummation by the Company of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, or cause or trigger a change of control or acceleration under any provision of, (i) the Company’s or any Company Subsidiary’s certificate of incorporation or by-laws or certificate of formation or operating agreement, as the case may be, (ii) subject to the accuracy of Subscriber’s representations and warranties in Section 3 of this Subscription Agreement, in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to the Company or any Company Subsidiary or (iii) any contract, agreement or instrument by which the Company or any Company Subsidiary is bound. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery by the Company of this Subscription Agreement, the Joinder Agreement or the Stock Redemption Agreement or the consummation by the Company of the transactions contemplated hereby or thereby.

(d)                 Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable to Subscriber free and clear of any Liens, claims, transfer restrictions or other encumbrances, except for restrictions on transfer provided for herein and in the Shareholders Agreement or under the Securities Act or other applicable securities laws. Assuming the accuracy of the representations of the Subscriber in Section 3 of this Subscription Agreement, the Shares are not subject to registration under the Securities Act and will be issued in compliance with all applicable federal and state security laws.

(e)                 Financial Statements. The Company has provided Subscriber with true and complete copies of the consolidated balance sheets and related consolidated statements of profit and loss, cash flows and shareholders’ equity for the Company and the Company Subsidiaries as of and for the fiscal years ended December 31, 2011 and 2010, and the 6-month period ending June 30, 2012 (the “Financial Statements”). The Financial Statements have been prepared from, and accurately reflect, in all material respects, the books and records of the Company and the Company Subsidiaries. The Financial Statements have been prepared in accordance with GAAP, subject to the absence of footnotes for the periods presented. The Financial Statements delivered herewith fairly present in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the times and for the periods referred to therein.

(f)                 The shares of MAKO Common Stock shall not be offered, sold or otherwise disposed and must be held indefinitely unless their offer, sale or other disposition is subsequently registered under the Securities Act or an exemption for such registration is available.

(g)                 The shares of MAKO Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met. Company will not make any disposition of all or any part of shares of MAKO Common Stock until:

(i)                 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)                 Company shall have furnished the transfer agent for the shares of MAKO Common Stock an opinion of counsel, satisfactory to Subscriber and the transfer agent, that the disposition is exempt from the registration requirements under the Securities Act and the legend described in subsection (h), below, may be removed with respect to the shares being disposed.

(h)                  It understands and agrees that all certificates evidencing the shares of MAKO Common Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 7, 2012, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(i)                 Company is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(j)                 Company (i) has had reasonable opportunity to ask questions of and receive answers from Subscriber concerning this Agreement, (ii) has been permitted access, to its satisfaction, to Subscriber’s periodic reports, proxy statements and materials and other documents filed by Subscriber with the Securities and Exchange Commission under the Exchange Act (“Subscriber’s SEC Reports”), and (iii) understands that the entry into this Agreement and the investment in the securities issued thereunder is subject to risks as stated in the risk factors disclosed in Subscriber’s SEC Reports or as otherwise may be applicable to similar investments and acknowledges that it has had an opportunity to review, and upon review, fully understands such risk factors.

5.                 Survival. The representations and warranties shall survive for a period of two years following the Effective Date; provided, however, that the representations and warranties set forth in Section 4(b)(i) hereof shall survive indefinitely. For the avoidance of doubt, claims for indemnification pursuant to Section 6 below for breaches of representations and warranties must be asserted within such two year survival period; provided, however, that claims for indemnification pursuant to Section 6 below for breaches of representations and warranties set forth in Section 4(b)(i) hereof may be made at any time. Subscriber and the Company undertake to notify each other immediately of any change in any representation, warranty or other information made by such party prior to the acceptance of this Subscription.

6.                 Indemnification. Subscriber and the Company understand the meaning and legal consequences of the representations and warranties made in Sections 3 and 4 hereof and that the other party hereto has relied upon such representations and warranties. Subscriber and the Company hereby agree to indemnify and hold harmless the other, and any of its partners, shareholders, members, security holders, officers, directors, employees, Affiliates and successors and assigns of the foregoing against all damages, losses, costs and expenses (including, without limitation, attorneys’ fees and expenses) that they may incur by reason of the failure of such party to fulfill any of the terms or conditions of this Subscription Agreement or by reason of any breach of the representations and warranties or covenants made by such party herein. The indemnity obligations under this Section shall survive the Effective Date (provided that indemnification claims for breaches of representations and warranties must be asserted within the two year survival period provided for in Section 5 above), shall be in addition to any liability that such party may otherwise have (including, without limitation, under the Agreement) and shall be binding upon all successors, assigns, heirs, estates, executors, administrators and personal representatives of such party.

7.                 Disposition of MAKO Shares. The Company and Subscriber shall collaborate in good faith on an orderly sale or other disposition of the MAKO Shares, it being understood that Subscriber shall reasonably cooperate with the Company, and shall use commercially reasonable efforts to assist the Company, in connection with such sale or other disposition.

8.                 INTENTIONALLY DELETED.

9.                 Miscellaneous.

(a)                 Applicable Law. This Subscription Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New Jersey without regard to conflicts of law principles.

(b)                 Assignment; Successor and Assigns. Each party hereby acknowledges that it may not assign any of its rights to, interest in or obligations under this Subscription Agreement without the prior written consent of the other party hereto, and any attempted assignment without such consent shall be void and without effect.

(c)                 Entire Agreement; Conflicts. This Subscription Agreement, when accepted by the Company will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Subscription Agreement may not be modified, changed, waived or terminated other than by a writing executed by both of the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

(d)                 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by national overnight courier service, certified, registered or express mail, postage prepaid, to the address of each party set forth herein, or such other address or addresses as any party hereto shall have designated by notice in writing to the other party hereto.

(e)                 Counterparts; Facsimile Signatures. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, facsimile counterpart signatures to this Subscription Agreement shall be acceptable and binding.

(f)                  Severability. It is the desire and intent of the parties hereto that the provisions of this Subscription Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Subscription Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Subscription Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)                 Tax Certification. Subscriber hereby certifies that (i) the taxpayer identification number provided under Subscriber’s signature is correct and (ii) Subscriber is not subject to backup withholding because (A) it has not been notified that it is subject to backup withholding as a result of failure to report interest and dividends or (B) the Internal Revenue Service has not notified Subscriber that it is subject to backup withholding.

(h)                 Headings. The headings in this Subscription Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

* * * *

Subscriber, desiring to subscribe for the purchase of the Shares and to make an investment in Pipeline Biomedical Holdings, Inc. acknowledges that Subscriber understands the terms and conditions of this Subscription Agreement, that it has been advised by the Company that the transactions represented by this Subscription Agreement have serious legal consequences and that the Company has strongly advised Subscriber to review this Subscription Agreement with legal counsel prior to execution and that Subscriber hereby agrees to all the terms and conditions contained herein.

SUBSCRIPTION AGREEMENT

SIGNATURE PAGE (1 of 2)

Name of Subscriber: MAKO Surgical Corp.

Upon acceptance by the Company of this Subscription Agreement, Subscriber shall be obligated to purchase the shares of common stock, $0.01 par value per share, of the Company, on the terms set forth below:

Per Share Price: $3.956          Aggregate Number of Shares: 1,137,513

Aggregate Subscription Payment: $4,500,000

The Shares subscribed for hereby shall be held by corporate ownership (an officer with authority to bind the corporation must sign).

SUBSCRIPTION AGREEMENT

SIGNATURE PAGE (page 2 of 2)

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be duly executed as of the date set forth below.

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré
Name: Maurice R. Ferré, MD
Title: President and CEO

Date of Execution:	November 7, 2012

ACCEPTANCE The foregoing Subscription Agreement is hereby accepted by the undersigned as of the date set forth below:

PIPELINE BIOMEDICAL HOLDINGS, INC.

By:	/s/ Alex Khowaylo
Name: Alex Khowaylo
Title: President & CEO

Date of Acceptance:	November 7, 2012

ANNEX A TO SUBSCRIPTION AGREEMENT

CERTAIN DEFINITIONS

“Affiliate” shall mean with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

“Business Days” shall mean any day other than a Saturday or a Sunday or a day that commercial banks in the State of New Jersey are authorized or required to close.

“Equity Interests” shall mean, with respect to any party, the (a) capital stock, partnership interests, membership interests, beneficial interests or any other equity or ownership interests in the party referenced or (b) any instruments convertible into or exchangeable for, or whose value is determined by reference to, any such interests.

“Liens” shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, charge, option, hypothecation, security, title retention, transfer or title restriction, voting trust agreement or other encumbrance (whether arising by contract or by operation of law).

“Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, governmental authority, governmental body, unincorporated organization, trust, association or other entity.

“Rights” shall mean, with respect to a party, any subscriptions, options, warrants, rights (including phantom stock or stock appreciation rights), preemptive rights, voting, approval or proxy rights, or other agreements or understandings, including any right of registration, conversion or exchange under, any outstanding security, instrument or agreement or understanding obligating such party, or any Affiliate of such party, to issue, sell, purchase or register any Equity Interests of such party, or to grant, extend or enter into any security, instrument or agreement or understanding with respect to the Equity Interests of such party.

“Subsidiary” or “Subsidiaries” shall mean, with respect to a party, any corporation or other organization or entity, whether incorporated or unincorporated, (a) of which such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership); (b) at least (i) a majority of the voting rights or (ii) a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries; or (c) is otherwise controlled, directly or indirectly, by such party.

ANNEX B TO SUBSCRIPTION AGREEMENT

INVESTOR QUESTIONNAIRE

PART I:                 GENERAL INFORMATION

1.	Full name of Subscriber:

2.	Taxpayer Identification Number:
3.	Date of formation of Subscriber:
4.	Street address of principal place of business of Subscriber:
5.	Phone Numbers of Subscriber:

a.                 Business Phone Number:

b.                 Cellular Phone Number of primary contact:

6.	Facsimile Number of Subscriber:

7.	Electronic Mail Address of primary contact of Subscriber:

PART II:                 ACCREDITED INVESTOR STATUS

The Subscriber certifies to Pipeline Biomedical Holdings, Inc. that the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), because the Subscriber is a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

Schedule 4(b)

Company Subsidiaries

Pipeline Orthopedics, LLC

Pipeline Biomedical Products, LLC

Pipeline Biotechnology, LLC

Exhibit A

Shareholders Agreement

(See attached)

Exhibit B

Stock Redemption Agreement

(See attached)

Exhibit C

Joinder Agreement

(See attached)